Exhibit 4.2

EXECUTION VERSION

BRUNSWICK CORPORATION

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of March 18, 2024

to

INDENTURE

Dated as of October 3, 2018

5.850% Senior Notes due 2029

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01. Definition of Terms	2

ARTICLE II

General Terms and Conditions of the Notes

SECTION 2.01. Designation and Principal Amount	3
SECTION 2.02. Further Issues	3
SECTION 2.03. Maturity	3
SECTION 2.04. Interest	3
SECTION 2.05. Method and Place of Payment	3
SECTION 2.06. Optional Redemption	4
SECTION 2.07. Mandatory Redemption; Offers to Purchase; Open Market Purchases	6
SECTION 2.08. Appointment of Agents	6
SECTION 2.09. Global Securities	6
SECTION 2.10. Change of Control	6
SECTION 2.11. Defeasance	9
SECTION 2.12. Covenants	9

ARTICLE III

Form of Notes

SECTION 3.01. Registration and Form of Notes; Denomination	9

ARTICLE IV

Miscellaneous

SECTION 4.01. Ratification of Indenture	10
SECTION 4.02. Trustee Not Responsible for Recitals, etc.	10
SECTION 4.03. Governing Law; Waiver of Jury Trial	10
SECTION 4.04. Separability	11
SECTION 4.05. Execution in Counterparts	11

EXHIBIT A Form of Notes

SIXTH SUPPLEMENTAL INDENTURE, dated as of March 18, 2024 (this “Supplemental Indenture”), between BRUNSWICK CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor in interest to U.S. Bank National Association, not in its individual capacity but solely as trustee (the “Trustee”), under the Indenture (as defined below).

RECITALS

WHEREAS, the Company executed and delivered the indenture, dated as of October 3, 2018, between the Company and the Trustee (the “Indenture”) to provide for the issuance from time to time of its debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture to be known as its “5.850% Senior Notes due March 18, 2029” (the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to (i) the resolutions duly adopted on March 8, 2024, and (ii) the delegation of authority policy and related resolutions duly adopted on October 23, 2002, and as subsequently amended and approved on July 26, 2005, May 6, 2009, December 4, 2018, July 20, 2021 and July 18, 2023, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.01, 2.02 and 11.01(i) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture;

AND WHEREAS, all acts, conditions and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, as follows:

ARTICLE I

Definitions

SECTION 1.01. Definition of Terms. Unless the context otherwise requires:

(a)          subject to clause (i) below, each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)          a term has the meaning assigned to it;

(c)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(d)          “or” is not exclusive;

(e)          words in the singular include the plural, and in the plural include the singular;

(f)          references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(g)          unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture;

(h)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(i)          the following definition is used in this Supplemental Indenture, and to the extent that a term is defined both herein and in the Indenture, the definition in the Supplemental Indenture shall govern with respect to the Notes:

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. Notwithstanding any changes in GAAP that became or become effective for the Company after October 3, 2018, any lease of the Company or any Subsidiary that would be characterized as an operating lease under GAAP in effect for the Company as of October 3, 2018, whether such lease is entered into before or after October 3, 2018, shall not constitute Indebtedness or a Capitalized Lease Obligation.

ARTICLE II

General Terms and Conditions of the Notes

SECTION 2.01. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “5.850% Senior Notes due 2029,” unlimited in aggregate principal amount. The aggregate principal amount of the Notes to be initially issued shall be $400,000,000. Additional Notes may be issued pursuant to Section 2.02 hereof.

SECTION 2.02. Further Issues. So long as no Default or Event of Default shall have occurred and be continuing with respect to the Notes at the time of such issuance, the Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same interest rate, maturity date and other terms as the Notes, except for the issue date, issue price and initial Interest Payment Date. Any such additional Notes, together with any other Notes previously issued pursuant to this Supplemental Indenture, will constitute a single series of Securities under the Indenture; provided, however, that if any such additional Notes would not be fungible with the outstanding Notes for U.S. federal income tax purposes, the Company shall cause such additional Notes to be issued with a separate CUSIP number.

SECTION 2.03. Maturity. The Notes will mature on March 18, 2029.

SECTION 2.04. Interest. The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from March 18, 2024 at the rate of 5.850% per annum, payable semi-annually in arrears. Interest payable on each Interest Payment Date will include interest accrued from March 18, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates on which such interest shall be payable are March 18 and September 18, commencing on September 18, 2024; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on March 1 or September 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.

SECTION 2.05. Method and Place of Payment. Payment of the principal of (and premium, if any) and interest on the Notes will be made at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States, in United States dollars; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, however, that all payments in respect of Global Securities shall be made by wire transfer in same-day funds in accordance with the applicable procedures of the Depositary. In any case where the date of maturity of interest on, premium, if any, or principal of any Note, the date fixed for redemption of the Notes or any Change of Control Payment Date is not a Business Day, then the relevant payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue in respect of such amount for the period from and after such date. The Notes may be presented for registration of transfer and for exchange, and notices to or upon the Company in respect of such Notes may be served, at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States.

SECTION 2.06. Optional Redemption. Prior to the Par Call Date (as defined below), the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)          (i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, less (ii) interest accrued to the date of redemption, and

(b)          100% of the principal amount of the Notes to be redeemed,

plus, in each case, any accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption.

On or after the Par Call Date, the Company may, at its option, redeem the Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption.

The following terms are relevant to the determination of the redemption price of the Notes.

“Business Day” means mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in the Borough of Manhattan, The City and State of New York are obligated or authorized by law to close.

“Par Call Date” means February 18, 2029 (the date that is one month prior to the maturity of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date, H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible or liable for any determination, calculation, or verification of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of record of the Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

SECTION 2.07. Mandatory Redemption; Offers to Purchase; Open Market Purchases. The Company is not required to make any sinking fund payments or mandatory redemption with respect to the Notes. Notwithstanding any provision hereunder or in the Indenture to the contrary, the Company and its Affiliates may purchase Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that the Company or any of its Affiliates purchase may, at the Company’s discretion, be held, resold or canceled.

SECTION 2.08. Appointment of Agents. The Trustee will initially be the Paying Agent, DTC Custodian, Authenticating Agent and Security Registrar for the Notes.

SECTION 2.09. Global Securities. The Notes will be issued in the form of one or more permanent Global Securities in definitive, fully registered form, and will be subject to the terms and conditions of Section 2.01, Section 2.02 and Section 2.11 of the Indenture.

SECTION 2.10. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Notes pursuant to Section 2.06, each Holder of the Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to an offer made in accordance with the terms of this Section 2.10 (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the rights of Holders of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)          Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after public announcement of the pending Change of Control, the Company shall give to each Holder of the Notes, with a copy to the Trustee, a notice governing the terms of the Change of Control Offer that:

(i)          describes the transaction or transactions that constitute or may constitute the Change of Control Triggering Event;

(ii)        offers to repurchase all Notes tendered;

(iii)       sets forth the payment date for the repurchase of the Notes, which date will be at least 30 days but no more than 60 days from the date such notice is given, other than as may be required by law (the “Change of Control Payment Date”);

(iv)        if given prior to the date of consummation of the Change of Control, states that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(v)          discloses that any Note not tendered for repurchase will continue to accrue interest; and

(vi)        specifies the procedures for tendering Notes.

(c)          Holders of the Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to: (i) surrender their Notes to the Paying Agent on the address specified in the notice, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed or (ii) transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(d)          The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

(e)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.10 by virtue of any such conflict.

(f)          Solely for purposes of this Section 2.10, the following terms shall have the following meanings:

“Change of Control” means the occurrence of any of the following:

(i)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries;

(ii)        the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the Company’s outstanding Voting Stock;

(iii)       the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(iv)        the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change. Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; a rating equal to or higher than BBB- (or the equivalent) by S&P; a rating equal to or higher than BBB- (or the equivalent) by Fitch; and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Rating Agencies” means:

(i)          each of Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”), Fitch Ratings, Inc., and its successors (“Fitch”), and S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”); and

(ii)        if any of the Rating Agencies ceases to provide rating services to issuers or investors, and no Change of Control Triggering Event has occurred or is occurring, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by the Company as a replacement for Moody’s, S&P, Fitch or all of them, as the case may be.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Notwithstanding the foregoing, the requirement of Section 11.02 of the Indenture that no supplemental indenture shall reduce the amount payable upon the redemption of any Note or accelerate the time at which such Note may be redeemable shall not apply to this Section 2.10.

SECTION 2.11. Defeasance. The provisions of Article IV of the Indenture will apply to the Notes. If the Company exercises its Covenant Defeasance option pursuant to Section 4.02 and 4.04 of the Indenture, in addition to the provisions of the Indenture set forth in Section 4.04, the Company also shall be released from its obligations under Section 2.10 of this Supplemental Indenture.

SECTION 2.12. Covenants. The provisions of Articles V and XII of the Indenture will apply to the Notes.

ARTICLE III

Form of Notes

SECTION 3.01. Registration and Form of Notes; Denomination. The Notes shall be issued as registered securities as provided in Section 2.09 of Article II. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

ARTICLE IV

Miscellaneous

SECTION 4.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture apply solely with respect to the Notes. Reference to this Supplemental Indenture need not be made in the Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Indenture, any reference in any of such items to the Indenture being sufficient to refer to the Indenture as amended hereby.

SECTION 4.02. Trustee Not Responsible for Recitals, etc. The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility or liability for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds of the Notes authenticated and delivered by the Trustee in conformity with the provisions of this Supplemental Indenture or for any money paid to the Company or upon the Company’s directions under any provision of this Supplemental Indenture. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company, and shall not be responsible for any statement in any document used in connection with the sale of any Notes. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency or determining whether any rating event has occurred. The Trustee shall have no obligation to independently determine or verify if any Change of Control or any other event has occurred or if any Change of Control Offer is required to be made, or notify the Holders of any such event. For the avoidance of doubt, all of the provisions contained in the Indenture in respect of the rights, privileges, protections, indemnities, immunities, limitations of liability, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

SECTION 4.03. Governing Law; Waiver of Jury Trial. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Trustee, AND EACH HOLDER OF A NOTE HEREBY KNOWINGLY, irrevocably, VOLUNTARILY AND INTENTIONALLY waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding BASED ON, arising out of, UNDER, or relating to this SUPPLEMENTAL Indenture, the Securities or any transaction contemplated thereby. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS SUPPLEMENTAL INDENTURE.

SECTION 4.04. Separability. If any provision in this Supplemental Indenture or the Notes is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Supplemental Indenture or of the Notes as a whole.

SECTION 4.05. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability to the fullest extent permitted by applicable law as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

COMPANY:

BRUNSWICK CORPORATION

By:	/s/ Brian R. Frey
	Name:	Brian R. Frey
	Title:	Vice President and Treasurer

[Signature Page to Sixth Supplemental Indenture]

2

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

1

EXHIBIT A – FORM OF NOTE

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 11.04 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 2.01(c) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BRUNSWICK CORPORATION
5.850% Senior Notes due 2029

REGISTERED	CUSIP No. 117043AW9
No. R-	ISIN No. US117043AW94

Brunswick Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [________], / [insert if Global Security: Cede & Co.], or registered assigns, [the principal sum of $ ( ________ dollars)] / [insert if Global Security: the principal amount set forth on the Schedule of Exchanges of Interests in Global Securities attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby], on March 18, 2029, and to pay interest thereon from March 18, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 18 and September 18 in each year, commencing on September 18, 2024, at the rate of 5.850% per annum, until the principal hereof is paid or made available for payment; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 5.850% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a date to be fixed by the Company for the payment of such Defaulted Interest (a “Special Record Date”), notice whereof shall be given to Holder of Securities of this series not less than 15 days prior to such Special Record Date.

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Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture referred to on the reverse hereof in United States dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	BRUNSWICK CORPORATION

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

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[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), dated as of October 3, 2018, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Sixth Supplemental Indenture (herein called the “Sixth Supplemental Indenture,” which term shall have the meaning assigned to it in such instrument, and together with the Base Indenture, herein called the “Indenture”), dated as of March 18, 2024, between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $400,000,000.

The Securities of this series shall be redeemable at the Company’s option in accordance with the terms and conditions specified in Section 2.06 of the Sixth Supplemental Indenture and Article Three of the Base Indenture.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities, each holder of the Securities will have the right to require the Company to purchase all or a portion of such holder’s Securities as set forth in Section 2.10 of the Sixth Supplemental Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of this series at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in the Indenture or in any supplemental indenture, or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or any successor Persons, either directly or through the Company or any such successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder by accepting a Security waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your
Signature:	(Sign exactly as your name appears on the other side of this Security)

Your
Name:

Date:

Signature	*
Guarantee:

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 2.10 of the Sixth Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 2.10 of the Sixth Supplemental Indenture, state the amount in principal amount (must be in denominations of $2,000 or any integral multiples of $1,000 in excess thereof):

$: ___________________

Date: ________________	Your Signature: ____________________________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

(Signature must be guaranteed)

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this Global Security is FOUR HUNDRED MILLION DOLLARS AND NO CENTS ($400,000,000).

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security, or exchanges or purchases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian